Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 8, 2008, relating to the consolidated financial statements of Dor BioPharma, Inc. and to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Sweeney, Matz & Co., LLC
Fort Lauderdale, FL
April 14, 2009